Exhibit 5.1

May 6, 2005

Hornbeck Offshore Services, Inc.

103 Northpark Boulevard, Suite 300

Covington, Louisiana 70433

Re:	The Hornbeck Offshore Services (“Hornbeck”) 2005 Employee Stock Purchase Plan (the “Plan”)

Ladies and Gentlemen:

We have examined the registration statement on Form S-8 (“Registration Statement”) to be filed by you under the Securities Act of 1933 (the “Act”) with the Securities and Exchange Commission in connection with the Hornbeck Offshore Services, Inc. Employee Stock Purchase Plan, which registration statement covers the offer and sale of shares of common stock, par value $.01 per share (the “Shares”), of Hornbeck to be issued by Hornbeck pursuant to the Plan. We have also examined the Plan, your minute books and other corporate records, and have made such other investigation as we have deemed necessary to render the opinions expressed herein.

For the purposes of expressing the opinion set forth below, we have assumed: (i) the genuineness of all signatures and documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to the originals of all documents submitted to us as copies; (iv) the correctness and accuracy of all facts set forth in the documents referred to in this opinion letter; and (v) the due authorization, execution, and delivery of and the validity and binding effect of all documents.

Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We express no opinion as to the law of any jurisdiction other than the Delaware General Corporation Law (including to the extent applicable, Delaware statutory and constitutional provisions and reported case law interpreting such laws). We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. The opinion expressed herein is given as of this date, and we do not undertake to supplement this opinion with respect to any events or changes occurring subsequent to the date of this letter.

We hereby consent to the reference to our firm in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Winstead Sechrest & Minick P.C.

Winstead Sechrest & Minick P.C.